                         GUARANTY AND SECURITY AGREEMENT

                             Dated November __, 2000

                                      From

                                 WHX CORPORATION

                                   as Grantor

                                       to

                               CITICORP USA, INC.

                                as Secured Party

                          T A B L E O F C O N T E N T S

Section                                                                   Page

Section 17. Continuing Security Interest; Assignments under the Credit

Exhibit A   -   Form of Control Agreement (Securities Account)

                         GUARANTY AND SECURITY AGREEMENT

          GUARANTY  AND  SECURITY   AGREEMENT  dated  November  17,  2000  (this
"Agreement") made by WHX Corporation, a Delaware corporation (the "Grantor"), to
Citicorp USA, Inc. (the "Secured Party").

                        PRELIMINARY STATEMENTS.

          (1)   Wheeling-Pittsburgh   Corporation,   Wheeling-Pittsburgh   Steel
Corporation,  WP Steel Venture  Corporation,  Consumers Mining Company,  WP Coal
Company, Mingo Oxygen Company,  Monessen Southwestern Railway Company,  Wheeling
Empire   Company  and   Pittsburgh-Canfield   Corporation   (collectively,   the
"Borrowers")  have entered into a Credit Agreement dated as of November 17, 2000
(said  Agreement,  as  it  may  hereafter  be  amended,  amended  and  restated, supplemented  or  otherwise  modified  from  time to  time,  being  the  "Credit
Agreement") with the Lender Parties and the Agent (each as defined therein).

          (2) The Secured  Party has agreed to make a Term Loan to the Borrowers in an  amount  equal to  $5,000,000,  and has  further  agreed,  subject  to the execution and delivery by the Grantor of this  Agreement,  to make an additional
Term Loan to the Borrowers in an amount equal to $30,000,000 in accordance  with the terms of the Credit Agreement (the "Additional Term Loans").

          (3) The Grantor  has  security  entitlements  (the  "Pledged  Security
Entitlements")  with  respect  to all  of the  financial  assets  (the  "Pledged
Financial Assets") credited from time to time to the Grantor's account,  Account
No. 03894 14 025 (the "Securities  Account"),  with Salomon Smith Barney Inc. at its office at 100 Jericho Quadrangle Suite 120, Jericho, New York 11753.

          (4) It is a condition  precedent to the making of the Additional  Term
Loans by the Secured  Party under the Credit  Agreement  that the Grantor  shall have  executed and  delivered  this  Agreement  and granted the  assignment  and security  interest  contemplated  by this  Agreement with respect to the Pledged
Financial Assets.

          (5) The Grantor will derive  substantial  direct and indirect  benefit from the transactions contemplated by the Credit Agreement.

          (6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit  Agreement as of the date hereof.  Further,  unless otherwise  defined in this Agreement or in the Credit Agreement,  terms defined in Article 8 or 9 of the Uniform Commercial
Code in effect in the State of New York ("N.Y.  Uniform Commercial Code") and/or
in the  Federal  Book  Entry  Regulations  (as  defined  below) are used in this
Agreement  as such terms are  defined in such  Article 8 or 9 and/or the Federal
Book Entry Regulations.  The term "Federal Book Entry Regulations" means (a) the federal  regulations  contained in Subpart B  ("Treasury/Reserve  Automated Debt
Entry System  (TRADES)")  governing  book-entry  securities  consisting  of U.S.
Treasury  bonds,  notes and bills and Subpart D ("Additional  Provisions") of 31
C.F.R.  Part 357, 31 C.F.R.  ss. 357.2,  ss.  357.10

through  ss.  357.14 and ss.  357.41  through  ss.  357.44 and (b) to the extent substantially  identical  to the federal  regulations  referred to in clause (a)
above (as in effect from time to time), the federal regulations  governing other book-entry securities.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to make the Additional Term Loan under the Credit Agreement in an amount  greater than  $5,000,000,  the Grantor hereby agrees with the Secured
Party as follows:

         Section 1. Guaranty. (a) The Grantor hereby absolutely, unconditionally and irrevocably  guarantees the punctual  payment when due, whether at scheduled maturity or on any date of a required  prepayment or by acceleration,  demand or otherwise,  of the Obligations of the Borrowers now or hereafter  existing under or in respect of the Additional Term Loans (including,  without limitation,  any extensions, modifications,  substitutions,  amendments or renewals of any or all of the foregoing Obligations),  whether for principal, interest, premiums, fees, contract causes of action, costs, expenses or otherwise, to the extent that such
Obligations are owed to the Secured Party (such  Obligations  being the "Secured
Obligations"),  and  agrees  to pay  any and all  expenses  (including,  without limitation,  reasonable fees and out-of-pocket  expenses of counsel) incurred by the Secured Party in enforcing any rights under this Agreement. Without limiting the generality of the  foregoing,  the Grantor's  liability  shall extend to all amounts that constitute part of the Secured Obligations and would be owed by any
Borrower to the Secured Party under or in respect of the Loan  Documents but for the fact that they are  unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

         Section 2. Grant of Security. The Grantor hereby assigns and pledges to the Secured  Party,  and hereby grants to the Secured Party a security  interest in, the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

         (a) the Securities  Account,  all Pledged  Security  Entitlements  with respect to all Pledged  Financial  Assets from time to time credited to the
     Securities  Account,  and all Pledged Financial Assets,  and all dividends, interest,  cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets;

         (b)  all  proceeds  of any  and  all of the  Collateral  including  all payments  under  insurance  (whether or not the  Secured  Party is the loss payee thereof), or any indemnity,  warranty or guaranty,  payable by reason of loss or damage to or  otherwise  with  respect  to any of the  foregoing
     Collateral  and,  during the  continuance of any event described in Section
     8.4 of the Credit  Agreement or a breach of this Agreement (an "Enforcement
     Event"), cash.

         Section 3. Security for Obligations. This Agreement secures the payment of all  obligations  of  the  Grantor  now  or  hereafter  existing  under  this
Agreement,  whether direct or indirect,  absolute or contingent, and whether for principal,  reimbursement  obligations,  interest,

                                       2

fees, premiums, penalties,  indemnifications,  contract causes of action, costs, expenses or otherwise as provided in this Agreement.

         Section 4.  Grantor  Remains  Liable.  Anything  herein to the contrary notwithstanding,  (a) the Grantor  shall remain  liable under the  contracts and agreements included in the Collateral to the extent set forth therein to perform all of its  duties  and  obligations  thereunder  to the same  extent as if this
Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights  hereunder  shall not release  the Grantor  from any of its duties or obligations  under the contracts and  agreements  included in the Collateral and
(c) the  Secured  Party shall not have any  obligation  or  liability  under the contracts and agreements  included in the Collateral by reason of this Agreement or any other Loan Document,  nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 5. Delivery and Control of Collateral.  (a) All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Secured  Party  pursuant  hereto and shall be in suitable form  for  transfer  by  delivery,  or  shall be  accompanied  by duly  executed instruments  of  transfer  or  assignment  in blank,  all in form and  substance satisfactory  to the Secured Party.  The Secured Party shall have the right,  at any time after the occurrence and during the continuance of an Enforcement Event and without notice to the Grantor,  to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the  Collateral,  subject only to the  revocable  rights  specified in Section  15(a).  In  addition,  the
Secured  Party  shall  have the right at any time to  exchange  certificates  or
instruments   representing   or  evidencing   Collateral  for   certificates  or
instruments of smaller or larger denominations.

         (b) With respect to any  Collateral in which the Grantor has any right, title or interest and that constitutes an uncertificated  security,  the Grantor will cause the issuer  thereof  either (i) to register the Secured  Party as the registered  owner of such  security or (ii) to agree in writing with the Grantor and the  Secured  Party that such issuer  will  comply  with  instructions  with respect to such security originated by the Secured Party without further consent of the Grantor,  such agreement to be in form and substance  satisfactory to the
Secured Party.

         (c) With respect to any  Collateral in which the Grantor has any right, title or interest and that constitutes a security entitlement,  the Grantor will cause the  securities  intermediary  with respect to such  security  entitlement either (i) to  identify in its  records  the  Secured  Party as the  entitlement holder of such security entitlement against such securities intermediary or (ii)
to agree in writing with the Grantor and the Secured Party that such  securities intermediary  will  comply  with  entitlement  orders  (that  is,  notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which the Grantor has a security entitlement)  originated by the Secured Party without further  consent of the Grantor,  such agreement to be in  substantially  the form of  Exhibit  A hereto  or  otherwise  in form and substance  satisfactory to the Secured Party (such agreement being a "Securities
Account Control Agreement").

         (d)  The  Grantor   covenants  and  agrees  that  (i)  the   securities
entitlements maintained in the Securities Account shall consist only of (x) cash or (y) securities  issued or fully

                                       3

guaranteed by the United States  government or any agency  thereof and backed by the full faith and credit of the United  States and (ii) the equity value of the securities  entitlements  maintained in the Securities Account shall be not less than (A) if all of such securities  entitlements consisting of securities have a maturity  of one  year or less  from  the  date  of  determination,  105% of the
Required Amount (as defined below),  (B) if any of such securities  entitlements have a  maturity  of more than one year from the date of  determination  but all such security  entitlements  have a maturity of less than 10 years from the date of determination,  110% of the Required Amount and (C) if any of such securities entitlements have a maturity of 10 years or more from the date of determination,
120% of the Required  Amount.  For purposes of this Section,  "Required  Amount"
means the sum of the Secured  Obligations  plus, until March 16, 2000, an amount equal to 3% of the principal  amount of the Additional  Term Loans that have not been syndicated by the Secured Party.

         Section 6.  Representations and Warranties.  The Grantor represents and warrants as follows:

         (a) The Grantor is a corporation  duly organized,  validly existing and in good standing under the laws of the State of Delaware.

         (b) The  execution,  delivery  and  performance  by the Grantor of this
     Agreement,  and the consummation of the transactions  contemplated  hereby, are within the Grantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Grantor's charter or  by-laws  or  (ii)  law or any  contractual  restriction  binding  on or affecting the Grantor.

         (c) This Agreement has been duly executed and delivered by the Grantor.
     This  Agreement is the legal,  valid and binding  obligation of the Grantor enforceable  against the Grantor in accordance  with its terms,  subject to the  effect  of  any  applicable  bankruptcy,  insolvency,  reorganization, moratorium  or similar law  affecting  creditor's  rights  generally and to general principles of equity.

         (d) The chief executive office of the Grantor is located at the address set forth  opposite the Grantor's  name on the signature  page hereof.  The
     Grantor's  federal  tax  identification  number is set forth  opposite  the
     Grantor's name on the signature page hereof.

         (e) The  Grantor is the legal and  beneficial  owner of the  Collateral free and clear of any Lien,  claim,  option or right of others,  except for the security interest created under this Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office, except such as may have been filed in favor of the  Secured  Party.  The  Grantor  has no the trade names.

         (f) All of the investment property owned by the Grantor and credited to the  Securities  Account  as of the date  hereof is listed  on  Schedule  I hereto.

         (g) All filings and other actions necessary or desirable to perfect and protect  the  security  interest  in  the  Collateral  created  under  this
     Agreement  have  been  authorized

                                       4

     to be duly  made or  taken  and are in full  force  and  effect,  and  this
     Agreement  creates in favor of the Secured Party a valid and, together with such filings and other actions when made, perfected first priority security
     interest  in  the   Collateral,   securing   the  payment  of  the  Secured
     Obligations.

         (h) No  authorization  or approval or other action by, and no notice to or filing with, any governmental  authority or regulatory body or any other third party is required for (i) the grant by the Grantor of the assignment, pledge  and  security  interest  granted  hereunder  or for the  execution, delivery  or  performance  of  this  Agreement  by the  Grantor,  (ii)  the perfection or maintenance of the assignment,  pledge and security  interest created hereunder  (including the first priority nature of such assignment, pledge or  security  interest),  except  for the  filing of  financing  and continuation  statements under the Uniform Commercial Code, which financing statements  have been  duly  filed and are in full  force and  effect,  and effect and the  actions  described  in Section 4, which  actions  have been taken and are in full force and  effect,  or (iii) for the  exercise by the
     Secured Party of its voting or other rights  provided for in this Agreement or the remedies in respect of the  Collateral  pursuant to this  Agreement, except as may be required in connection with the disposition of any portion of the  Collateral  by laws  affecting  the offering and sale of securities generally.

         Section 7. Further Assurances. (a) The Grantor agrees that from time to time,  at the expense of the  Grantor,  the Grantor  will  promptly  execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect  and protect any  pledge,  assignment  or security  interest granted or purported to be granted  hereunder or to enable the Secured  Party to exercise  and  enforce its rights and  remedies  hereunder  with  respect to any
Collateral.  Without limiting the generality of the foregoing,  the Grantor will promptly:

                        (i) if any  such  Collateral  shall  be  evidenced  by a
            promissory  note or other  instrument,  deliver  and  pledge  to the
            Secured Party  hereunder  such note or instrument  duly indorsed and accompanied by duly executed  instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party;

                        (ii)  execute and file such  financing  or  continuation
            statements,  or amendments  thereto,  and such other  instruments or notices,  as may be necessary or desirable,  or as the Secured Party may  reasonably  request,  in  order to  perfect  and  preserve  the security interest granted or purported to be granted hereunder;

                        (iii)   deliver   and  pledge  to  the   Secured   Party
            certificates  representing Collateral that constitutes  certificated securities,  accompanied by undated stock or bond powers executed in blank;

                        (iv) deliver to the Secured Party (A)  certified  copies
            of the resolutions of the Board of Directors or Executive  Committee
            of the  Grantor  approving  this  Agreement,  and  of all  documents
            evidencing   other  necessary   corporate  action  and  governmental
            approvals, if any, with respect to this Agreement, (B) a certificate of the Secretary or an Assistant Secretary of the Grantor certifying the  names  and  true  signatures  of the  officers

                                       5

            of the  Grantor  authorized  to sign  this  Agreement  and the other documents to be delivered  hereunder and (C) a favorable  opinion of counsel for the Grantor,  in form and substance  satisfactory to the
            Secured Party, and

                        (v) deliver to the Secured Party evidence that all other
            action  that the  Secured  Party may deem  reasonably  necessary  or desirable  in order to perfect  and protect  the  security  interest created under this Agreement has been taken.

         (b) The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral  without the signature of the Grantor where permitted by law. A photocopy or other  reproduction  of this  Agreement or any  financing statement  covering the  Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) The Grantor  will  furnish to the  Secured  Party from time to time statements and schedules  further  identifying  and describing the Collateral of the Grantor and such other  reports in  connection  with such  Collateral as the
Secured Party may reasonably request, all in reasonable detail.

         Section 8. Place of  Perfection;  Records.  The  Grantor  will keep its chief executive  office at the location  therefor  specified in Section 6(d) or, upon 30 days' prior written notice to the Secured Party,  at such other location in a jurisdiction  where all actions required by Section 7 shall have been taken with  respect  to the  Collateral  of the  Grantor.  The  Grantor  will hold and preserve its records relating to the Collateral and will permit  representatives of the Secured  Party at any time during  normal  business  hours to inspect and make abstracts from such records and other documents.

         Section 9. Voting Rights; Dividends; Etc. (a) So long as no Enforcement
Event shall have occurred and be continuing:

            (i) The Grantor shall be entitled to exercise any and all voting and other consensual  rights  pertaining to the Collateral or any part thereof for any purpose;  provided however,  that the Grantor will not exercise or refrain  from  exercising  any such  right  if such  action  would  have a material  adverse  effect  on the  value  of the  Collateral  or any  part thereof.

            (ii) The Grantor shall be entitled to receive and retain any and all dividends,  interest  and  other  distributions  paid  in  respect  of the
      Collateral;  provided,  however,  that after the occurrence and during the continuance of an Enforcement Event, any and all

                  (A)  dividends,  interest  and  other  distributions  paid  or payable  other than in cash in respect  of, and  instruments  and other property received,  receivable or otherwise  distributed in respect of, or in exchange for, any Collateral,

                  (B) dividends and other  distributions paid or payable in cash in  respect of any  Collateral  in  connection  with a partial or total liquidation  or  dissolution  or in  connection  with  a  reduction  of capital, capital surplus or paid-in-surplus and

                                       8

                  (C) cash paid, payable or otherwise  distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral shall be, and shall be forthwith delivered to the Secured Party to hold as,  Collateral and shall,  if received by the Grantor,  be received in trust for the  benefit of the Secured  Party,  be  segregated  from the other  property or funds of the Grantor and be  forthwith  delivered to the Secured Party as  Collateral in the same form as so received  (with any necessary endorsement).

                  (iii) The Secured  Party will execute and deliver (or cause to be executed  and  delivered)  to the Grantor all such proxies and other instruments  as the Grantor may  reasonably  request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest  payments  that it is  authorized  to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the occurrence and during the  continuance of any  Enforcement
Event:

                  (i) All rights of the Grantor (x) to exercise or refrain  from exercising  the  voting  and  other  consensual  rights  that it  would otherwise be entitled to exercise  pursuant to Section  9(a)(i)  shall, upon  notice to the  Grantor  by the  Secured  Party,  cease and (y) to receive the dividends,  interest and other  distributions that it would otherwise  be  authorized  to receive  and retain  pursuant  to Section
         9(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to  exercise  or refrain  from  exercising  such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

                  (ii) All dividends,  interest and other distributions that are received by the Grantor  contrary to the provisions of paragraph (i) of this  Section  9(b) shall be  received  in trust for the benefit of the
         Secured Party,  shall be segregated from other funds of the Grantor and shall be forthwith  paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

                  (iii) The Secured  Party shall be  authorized  to send to each
         Securities Intermediary as defined in and under any Control Agreement a
         Notice of  Exclusive  Control  as  defined  in and under  such  Control
         Agreement.

         Section 10. Other Liens.  The Grantor agrees that it will not create or suffer to exist any Lien upon or with  respect to any of the  Collateral  of the
Grantor except for the pledge,  assignment and security  interest  created under this Agreement.

         Section  11.  Secured  Party  Appointed  Attorney-in-Fact.  The Grantor
hereby  irrevocably  appoints the Secured Party the Grantor's  attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the
Grantor or  otherwise,  from time to time , upon the  occurrence  and during the continuance of an Enforcement Event, in the Secured Party's discretion,  to take any  action  and to  execute  any  instrument  that the  Secured  Party may deem

                                       7

necessary or advisable to accomplish the purposes of this Agreement,  including, without limitation:

            (a) to ask  for,  demand,  collect,  sue for,  recover,  compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

            (c) to  file  any  claims  or  take  any  action  or  institute  any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the  Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

         Section 12. Secured Party May Perform.  If the Grantor fails to perform any  agreement  contained  herein,  the  Secured  Party  may,  but  without  any obligation to do so and without notice, itself perform, or cause performance of, such  agreement,  and the expenses of the Secured  Party  incurred in connection therewith shall be payable by the Grantor under Section 15(b).

         Section 13. The Secured  Party's  Duties.  The powers  conferred on the
Secured Party  hereunder are solely to protect the Secured  Party's  interest in the  Collateral  and shall not  impose  any duty  upon it to  exercise  any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any  Collateral,  as to  ascertaining  or taking  action with respect to calls, conversions,  exchanges,  maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have  knowledge of such matters,  or as to the taking of any necessary  steps to preserve  rights  against  any  parties or any other  rights  pertaining  to any
Collateral.  The Secured Party shall be deemed to have exercised reasonable care in the custody and  preservation  of any  Collateral  in its  possession if such
Collateral is accorded  treatment  substantially  equal to that which it accords its own property.

         Section 14. Remedies.  If any Enforcement Event shall have occurred and be continuing:

            (a) The Secured Party may exercise in respect of the Collateral,  in addition to other  rights and  remedies  provided  for herein or otherwise available  to it, all the rights and  remedies of the  Secured  Party upon default under the N.Y.  Uniform  Commercial  Code (whether or not the N.Y.
      Uniform Commercial Code applies to the affected  Collateral) and also may:
      (i) require the Grantor to, and the Grantor  hereby agrees that it will at its expense and upon request of the Secured Party forthwith,  assemble all or part of the  Collateral  as directed  by the Secured  Party and make it available to the Secured Party at a place and time to be designated by the
      Secured  Party that is  reasonably  convenient  to both  parties  and (ii)
      without notice except as specified below,  sell the Collateral or any part thereof in one or more  parcels at public or private  sale,  at any of the
      Secured  Party's  offices or elsewhere,  for cash, on credit or for future delivery,  and  upon  such  other  terms  as the  Secured  Party  may deem

                                       8

      commercially reasonable.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public  sale or the time after which any private sale is to be made shall constitute reasonable  notification.  The Secured
      Party shall not be obligated to make any sale of Collateral  regardless of notice of sale having been given. The Secured Party may adjourn any public or private  sale from time to time by  announcement  at the time and place fixed therefor,  and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) Any cash held by or on behalf of the Secured  Party and all cash proceeds  received by or on behalf of the Secured  Party in respect of any sale of, collection from, or other realization upon all or any part of the
      Collateral  may, in the  discretion of the Secured  Party,  be held by the
      Secured Party as  collateral  for,  and/or then or at any time  thereafter applied  (after  payment  of any  amounts  payable  to the  Secured  Party pursuant to Section 23) in whole or in part by the Secured Party  against, all or any part of the Secured Obligations.

      Any surplus of such cash or cash  proceeds held by or on the behalf of the
      Secured  Party and  remaining  after  payment  in full of all the  Secured
      Obligations  shall be paid over to the  Grantor  or to  whomsoever  may be lawfully entitled to receive such surplus.

            (c) All payments  received by the Grantor under or in respect of the
      Collateral  shall be  received  in trust for the  benefit  of the  Secured
      Party,  shall be  segregated  from other funds of the Grantor and shall be forthwith  paid over to the Secured  Party in the same form as so received
      (with any necessary endorsement).

         Section  15.  Indemnity  and  Expenses.   (a)  The  Grantor  agrees  to
indemnify,  defend and save and hold  harmless the Secured Party and each of its
Affiliates  and their  respective  officers,  directors,  employees,  agents and advisors  (each,  an  "Indemnified  Party") from and  against,  and shall pay on
demand,  any  and  all  claims,  damages,   losses,   liabilities  and  expenses
(including,  without limitation,  reasonable fees and out-of-pocket  expenses of counsel) that may be incurred by or asserted or awarded  against any Indemnified
Party,  in each case arising out of or in connection with or resulting from this
Agreement (including, without limitation, enforcement of this Agreement), except to the extent  such  claim,  damage,  loss,  liability  or expense is found in a final,  non-appealable  judgment by a court of  competent  jurisdiction  to have resulted from such Indemnified Party's gross negligence or willful misconduct.

         (b) The Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses,  including,  without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured
Party may incur in connection  with (i) the  administration  of this  Agreement,
(ii) the custody,  preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Grantor,  (iii) the exercise or enforcement  of any of the rights of the Secured Party  hereunder or
(iv) the  failure by the  Grantor to  perform or observe  any of the  provisions hereof.

                                       9

         Section 16. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision  of this  Agreement,  and no consent to any  departure  by the Grantor herefrom,  shall in any event be  effective  unless the same shall be in writing and  signed by the  Secured  Party,  and then such  waiver or  consent  shall be effective only in the specific  instance and for the specific  purpose for which given. No failure on the part of the Secured Party to exercise,  and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or  partial  exercise  of any such  right  preclude  any other or further exercise thereof or the exercise of any other right.

         Section 17. Notices; Etc. All notices and other communications provided for hereunder shall be in writing  (including  telegraphic,  telecopier or telex communication) and mailed, telegraphed,  telecopied, telexed or delivered to the
Secured Party or the Grantor,  addressed to it at its address set forth opposite the its name on the signature  pages hereto;  or, as to any party, at such other address as shall be  designated  by such party in a written  notice to the other
parties.  All  such  notices  and  other  communications   shall,  when  mailed,
telegraphed,  telecopied or telexed,  be effective  when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback,
respectively,   addressed   as   aforesaid;   except  that   notices  and  other
communications to the Secured Party shall not be effective until received by the
Secured  Party.  Delivery  by  telecopier  of an  executed  counterpart  of  any amendment  or waiver of any  provision of this  Agreement  shall be effective as delivery of an original executed counterpart thereof.

         Section 18. Continuing Security Interest. This Agreement shall create a continuing  security  interest  in the  Collateral  and shall (a) remain in full force  and  effect  until the  later of (i) the  payment  in full in cash of the
Secured  Obligations  and (ii) the date that the Secured Party has syndicated in full the Additional  Term Loan, (b) be binding upon the Grantor,  its successors and assigns and (c) inure,  together with the rights and remedies of the Secured
Party hereunder, to the benefit of the Secured Party and its successors.

         Section 19. Release;  Termination. Upon the later of (i) the payment in full in cash of the Secured Obligations and (ii) the date that the Secured Party has  syndicated in full the  Additional  Term Loan,  the pledge,  assignment and security  interest  granted  hereby  shall  terminate  and  all  rights  to  the
Collateral shall revert to the Grantor.  Upon any such termination,  the Secured
Party will,  at the Grantor's  expense,  execute and deliver to the Grantor such documents as the Grantor shall reasonably  request to evidence such termination.
Upon the  reduction of the  Required  Amount (as defined in Section  5(d),  as a result of a partial  syndication of the Additional  Term Loan or otherwise,  the
Secured Party will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably  required to evidence the release of the pledge,  assignment  and security  interest  granted hereby to the extent that the equity value of the cash and other securities  entitlements  maintained in the Securities Account exceeds the Required Amount.

         Section 20. Security Interest Absolute. The Grantor guarantees that the
Secured  Obligations  will be paid  strictly  in  accordance  with their  terms, regardless  of any law,  regulation  or order now or  hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Party with respect  thereto.  The  obligations  of the  Grantor  under this  Agreement  are independent of the Secured  Obligations or any other Obligations of any Borrower

                                       10

under or in respect of the Loan Documents,  and a separate action or actions may be brought  and  prosecuted  against  the  Grantor to  enforce  this  Agreement, irrespective  of whether any action is brought  against any  Borrower or whether the Grantor or any Borrower is joined in any such action or actions.  All rights of the Secured Party and the pledge, assignment and security interest hereunder, and all obligations of the Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Grantor hereby irrevocably waives (to the maximum extent  permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or  enforceability  of any Loan Document or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other  term  of,  all  or  any of the  Secured  Obligations  or any  other
      Obligations  of any Borrower  under or in respect of the Loan Documents or any other  amendment or waiver of or any consent to any departure from any
      Loan Document,  including, without limitation, any increase in the Secured
      Obligations  resulting  from the  extension  of  additional  credit to any
      Borrower or any of its Subsidiaries or otherwise;

            (c)  any  taking,   exchange,   release  or  non-perfection  of  any
      Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the
      Secured Obligations;

            (d)  any  manner  of  application  of any  Collateral  or any  other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other  disposition of any Collateral or any other collateral  for  all  or  any  of the  Secured  Obligations  or any  other
      Obligations of any Borrower under or in respect of the Loan Documents;

            (e)  any  change,  restructuring  or  termination  of the  corporate structure or existence of any Borrower or any of its Subsidiaries;

            (f) any failure of the Secured  Party to  disclose  any  information relating to the business, condition (financial or otherwise),  operations, performance,  assets,  nature of assets,  liabilities  or prospects of any
      Borrower now or hereafter  known to the Secured Party (the Grantor waiving any duty on the part of the Secured Party to disclose such information);

            (g) the failure of any other Person to execute this Agreement or any other  Collateral  Document,  guaranty  or  agreement  or the  release  or reduction of liability  of the  Borrowers or other  grantor or surety with respect to the Secured Obligations; or

            (h) any  other  circumstance  (including,  without  limitation,  any
      statute  of   limitations)   or  any  existence  of  or  reliance  on  any
      representation  by the Secured  Party that might  otherwise  constitute  a defense  available  to, or a  discharge  of, the  Grantor or a third party grantor of a security interest.

                                       11

This Agreement shall continue to be effective or be reinstated,  as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must  otherwise be returned by the Secured Party or by any other Person upon the insolvency,  bankruptcy or reorganization  of any Borrower or otherwise,  all as though such payment had not been made.

         Section  21.  Waivers  and  Acknowledgments.  (a)  The  Grantor  hereby
unconditionally  and  irrevocably  waives  promptness,   diligence,   notice  of
acceptance,  presentment,  demand  for  performance,  notice of  nonperformance, default, acceleration,  protest or dishonor and any other notice with respect to any of the Secured  Obligations and this Agreement and any requirement  that the
Secured  Party  protect,  secure,  perfect  or insure  any Lien or any  property subject  thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral.

            (b) The Grantor hereby  unconditionally  and irrevocably  waives any right to revoke this  Agreement and  acknowledges  that this  Agreement is continuing  in nature and  applies  to all  Secured  Obligations,  whether existing now or in the future.

            (c) The Grantor hereby  unconditionally  and irrevocably  waives (i)
      any defense with respect to the Grantor's obligations under this Agreement arising  by reason of any  claim or  defense  based  upon an  election  of remedies  by the  Secured  Party  that  in any  manner  impairs,  reduces, releases or otherwise  adversely  affects the subrogation,  reimbursement, exoneration,  contribution  or  indemnification  rights of the  Grantor or other rights of the Grantor to proceed  against any of the Borrowers,  any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Grantor hereunder.

            (d) The Grantor  acknowledges  that the Secured  Party may,  without notice to or demand upon the Grantor and without  affecting  the liability of the  Grantor  under this  Agreement,  foreclose  under any  mortgage by nonjudicial  sale,  and the  Grantor  hereby  waives  any  defense  to the recovery by the Secured Party against the Grantor of any deficiency  after such  nonjudicial sale and any defense or benefits that may be afforded by applicable law.

            (e) The Grantor hereby  unconditionally  and irrevocably  waives any duty on the part of the  Secured  Party to  disclose  to the  Grantor  any matter,  fact or thing relating to the business,  condition  (financial or otherwise),  operations,  performance,  properties  or  prospects  of  any
      Borrower or any of its  Subsidiaries now or hereafter known by the Secured
      Party.

            (f) The Grantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements  contemplated by the
      Loan  Documents  and that the  waivers  set forth in  Section  20 and this
      Section 21 are knowingly made in contemplation of such benefits.

         Section  22.  Subrogation.   The  Grantor  hereby  unconditionally  and
irrevocably  agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider  guarantor that arise from the existence,  payment,  performance or  enforcement  of the Grantor's  obligations

                                       12

under or in respect of this Agreement,  including, without limitation, any right of subrogation, reimbursement,  exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Party against any
Borrower or any other insider  guarantor or any Collateral,  whether or not such claim,  remedy or right  arises in equity or under  contract,  statute or common law,  including,  without  limitation,  the  right to take or  receive  from any
Borrower or any other  insider  guarantor,  directly or  indirectly,  in cash or other  property  or by set-off or in any other  manner,  payment or  security on account of such claim, remedy or right (collectively,  the "Subrogated Claims"), unless and until all of the Secured  Obligations  and all other amounts  payable under this  Agreement  shall have been paid in full in cash. If any amount shall be paid to the Grantor in violation of the immediately preceding sentence at any time  prior to the  payment  in full in cash of the  Secured  Obligations,  such amount shall be received and held in trust for the benefit of the Secured Party, shall be  segregated  from other  property  and funds of the  Grantor  and shall forthwith  be paid or  delivered  to the  Secured  Party in the same  form as so received  (with any  necessary  endorsement  or  assignment)  to be credited and applied to the Secured  Obligations  and all other  amounts  payable  under this
Agreement,  whether  matured or unmatured,  or to be held as Collateral  for any
Secured  Obligations or other amounts  payable under this  Agreement  thereafter arising.  If (i) the Grantor  shall make payment to the Secured  Party of all or any part of the Secured  Obligations and (ii) all of the Secured Obligations and
all other amounts  payable under this Agreement  shall have been paid in full in cash, the Secured Party will, at the Grantor's request and expense,  execute and deliver to the  Grantor  appropriate  documents,  without  recourse  and without representation or warranty, necessary to evidence the transfer by subrogation to the  Grantor of an  interest  in the  Secured  Obligations  resulting  from such payment made by the Grantor pursuant to this Agreement.

         Section 23. Execution in  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an  executed  counterpart  of a  signature  page to this
Agreement by telecopier  shall be effective as delivery of an original  executed counterpart of this Agreement.

         Section 24.  Compensation.  In  consideration  of the obligation of the
Grantor under this  Agreement,  the Secured Party hereby agrees that, so long as no Enforcement  Event shall have occurred and be continuing,  cash interest paid on that  portion of the  Additional  Term Loans then owed to the  Secured  Party shall be paid over to the Grantor,  less an amount equal to the Eurodollar  Rate plus 0.60% per annum on such portion of the Additional  Term Loans. In addition, the  Grantor  shall be paid a fee  equal to 3% of the  principal  amount  of the
Additional Term Loans,  which the Grantor agrees may be withdrawn by the Secured
Party from the  Securities  Account  from time to time in such amounts as may be required in connection with the syndication of the Additional Term Loans.

         Section 25.  Governing  Law. This  Agreement  shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       13

         IN WITNESS  WHEREOF,  the Grantor has caused this  Agreement to be duly executed and delivered by its officer  thereunto duly  authorized as of the date first above written.

Address for Notices/Chief Executive Office:      WHX CORPORATION
------------------------------------------
________________________
________________________
Federal Tax
Identification Number:
                                                 By_____________________________

Address for Notices:                             CITICORP USA, INC.

_________________                                By_____________________________

-----------------

                                       14

                                                             Separately Executed
                                                                Exhibit A to the
                                                 Guaranty and Security Agreement

                            FORM OF CONTROL AGREEMENT
                              (Securities Account)

                  CONTROL  AGREEMENT  dated as of November __,  2000,  among WHX
CORPORATION,  a Delaware  corporation  (the  "Grantor"),  CITICORP USA, INC., as
Secured Party (the "Secured Party"),  and SALOMON SMITH BARNEY INC. ("SSB"),  as
securities intermediary (the "Securities Intermediary").

PRELIMINARY STATEMENTS:

                  (1) The  Grantor  has  granted  the  Secured  Party a security interest (the "Security Interest") in account no. _______________  maintained by the Securities  Intermediary for the Grantor (the "Account").

                  (2) Terms defined in Article 8 or 9 of the Uniform  Commercial
Code in effect in the State of New York  ("N.Y.  Uniform  Commercial  Code") are
used in this Agreement as such terms are defined in such Article 8 or 9.

                  NOW,  THEREFORE,  in  consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

                  Section 1. The Account. The Securities Intermediary represents and warrants to, and agrees with, the Secured Party that:

                  (a) The Securities  Intermediary maintains the Account for the
         Grantor,  and all property held by the Securities  Intermediary for the account of the  Grantor is, and will  continue  to be,  credited to the
         Account.

                  (b)  The  Account  is a  securities  account.  The  Securities
         Intermediary  is  the  securities  intermediary  with  respect  to  the property credited from time to time to the Account.  The Grantor is the entitlement  holder with respect to the property  credited from time to time to the Account.

                  (c) The securities intermediary's jurisdiction with respect to the  Account is, and will  continue  to be for so long as the  Security
         Interest shall be in effect, the State of New York.

                  (d) Exhibit A attached  hereto is a statement  of the property credited to the Account on the date hereof.

                  (e) The Securities  Intermediary does not know of any claim to or  interest in the Account or any  property  credited to the  Account, except for claims and  interests  of the  parties  referred  to in this
         Agreement.

                  Section  2.   Control  by  Secured   Party.   The   Securities
Intermediary will (a) comply with all notifications it receives  directing it to transfer or redeem any property in the Account (each an "Entitlement  Order") or
other  directions   concerning  the  Account  (including,   without  limitation,
directions to  distribute to the Secured Party  proceeds of any such transfer or redemption  or interest or dividends on property in the Account)  originated  by the Secured Party without further consent by the Grantor or any other person and
(b) provide copies of each such Entitlement  Order to the Grantor promptly after receipt.

                  Section 3. Grantor's Rights in Account.

                  (a)  Except  as  otherwise  provided  in this  Section  3, the
Securities  Intermediary  will comply with Entitlement  Orders originated by the
Grantor without further consent by the Secured Party.

                  (b) Until the Securities  Intermediary  receives a notice from the Secured Party that the Secured Party will  exercise  exclusive  control over the Account (a "Notice of Exclusive Control"),  the Securities  Intermediary may
distribute to the Grantor all interest and regular cash dividends on property in the Account.

                  (c) The  Securities  Intermediary  will  not  comply  with any
Entitlement  Order  originated by the Grantor that would require the  Securities
Intermediary to make a free delivery to the Grantor or any other person.

                  (d) If the Securities  Intermediary  receives from the Secured
Party a Notice of Exclusive  Control,  the  Securities  Intermediary  will cease
(until such Notice of Exclusive Control is withdrawn):

                  (i)  complying  with  Entitlement  Orders or other  directions concerning the Account originated by the Grantor and

                  (ii)  distributing  to the Grantor  interest and  dividends on property in the Account.

                  Section 4. Priority of Secured Party's Security Interest.  (a)
The  Securities  Intermediary  subordinates  in favor of the  Secured  Party any security  interest,  lien, or right of setoff it may have, now or in the future, against  the  Account or property  in the  Account,  except that the  Securities
Intermediary  will  retain its prior lien on  property  in the Account to secure payment for property  purchased for the Account and normal  commissions and fees for the Account.

                  (b) The Securities  Intermediary will not agree with any third party that the  Securities  Intermediary  will  comply with  Entitlement  Orders originated by the third party.

                                       2

                  Section 5. Statements,  Confirmations,  and Notices of Adverse
Claims.  (a) The Securities  Intermediary will send copies of all statements and confirmations  for the  Account  simultaneously  to the  Grantor and the Secured
Party.

                  (b) When the  Securities  Intermediary  knows of any  claim or interest in the Account or any property  credited to the Account  other than the claims  and  interests  of  the  parties  referred  to in  this  Agreement,  the
Securities  Intermediary  will promptly notify the Secured Party and the Grantor of such claim or interest and the  resulting  equity value of the property  then credited to the Account.

                  Section 6. The Securities Intermediary's  Responsibility.  (a)
Except for permitting a withdrawal, delivery, or payment in violation of Section
3, the  Securities  Intermediary  will not be  liable to the  Secured  Party for complying with  Entitlement  Orders or other  directions  concerning the Account from the Grantor that are  received by the  Securities  Intermediary  before the
Securities  Intermediary  receives and has a reasonable  opportunity to act on a
Notice of Exclusive Control.

                  (b) The  Securities  Intermediary  will not be  liable  to the
Grantor for complying with a Notice of Exclusive  Control or with an Entitlement
Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Securities  Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive  Control or Entitlement
Order or such other  direction  unless  the  Securities  Intermediary  takes the action after it is served with an injunction,  restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction,  restraining order or other legal process.

                  (c) This  Agreement  does not  create  any  obligation  of the
Securities  Intermediary  except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y.  Uniform  Commercial Code. In particular, the Securities  Intermediary  need not investigate  whether the Secured Party is entitled  under the  Secured  Party's  agreements  with the  Grantor  to give an
Entitlement  Order or other  direction  concerning  the  Account  or a Notice of
Exclusive  Control.  The  Securities   Intermediary  may  rely  on  notices  and
communications it believes given by the appropriate party.

                  Section  7.   Indemnity.   The  Grantor  will   indemnify  the
Securities Intermediary,  its officers, directors,  employees and agents against claims,  liabilities  and  expenses  arising out of this  Agreement  (including, without limitation, reasonable attorney's fees and disbursements), except to the extent  the  claims,  liabilities  or  expenses  are  caused  by the  Securities
Intermediary's breach of this Agreement,  gross negligence or willful misconduct as  found  by a court  of  competent  jurisdiction  in a  final,  non-appealable judgment.

                  Section 8.  Termination;  Survival.  (a) The Secured Party may
terminate  this  Agreement  by notice  to the  Securities  Intermediary  and the
Grantor.  If the Secured Party  notifies the  Securities  Intermediary  that the
Security Interest has terminated, this Agreement will immediately terminate.

                                       3

                  (b) The Securities  Intermediary  may terminate this Agreement on 60 days' prior  notice to the Secured  Party and the Grantor,  provided  that before such  termination the Securities  Intermediary and the Grantor shall make arrangements  to transfer  the  property  in the  Account to another  securities intermediary  that shall have  executed,  together  with the Grantor,  a control agreement  in  favor  of the  Secured  Party  in  respect  of such  property  in substantially  the form of this  Agreement or  otherwise  in form and  substance satisfactory to the Secured Party.

                  (c)  Sections  6  and  7  will  survive  termination  of  this
Agreement.

                  Section 9.  Governing Law. This Agreement and the Account will be governed by the law of the State of New York. The Securities Intermediary and
the Grantor  may not change the law  governing  the Account  without the Secured
Party's express prior written agreement.

                  Section 10.  Entire  Agreement.  This  Agreement is the entire agreement,  and  supersedes  any  prior  agreements,  and  contemporaneous  oral agreements, of the parties to this Agreement concerning its subject matter.

                  Section 11. Amendments.  No amendment of, or waiver of a right under,  this Agreement will be binding unless it is in writing and signed by the party to be charged.

                  Section 12.  Financial  Assets.  The  Securities  Intermediary
agrees  with the  Secured  Party and the Grantor  that,  to the  fullest  extent permitted by  applicable  law, all  property  credited  from time to time to the
Account will be treated as financial  assets under Article 8 of the N.Y. Uniform
Commercial Code.

                  Section  13.  Notices.  A notice or other  communication  to a party  under  this  Agreement  will  be in  writing  (including  telegraphic  or telecopier  communication)  (except that Entitlement  Orders may be given orally and promptly confirmed in writing), will be mailed,  telegraphed,  telecopied or delivered to the party's address set forth under its name below or to such other address as the party may  notify  the other  parties  and will be  effective  on receipt.

                  Section  14.  Binding  Effect.  This  Agreement  shall  become effective when it shall have been executed by the Grantor, the Secured Party and the Securities  Intermediary,  and thereafter shall be binding upon and inure to the benefit of the Grantor,  the Secured Party and the  Securities  Intermediary
and their respective successors and assigns.

                  Section 15. Execution in  Counterparts.  This Agreement may be
executed  in any  number of  counterparts  and by  different  parties  hereto in separate  counterparts,  each of which when so executed shall be deemed to be an original  and all of which  taken  together  shall  constitute  one and the same agreement.  Delivery of an  executed  counterpart  of a  signature  page to this
Agreement by telecopier  shall be effective as delivery of an original  executed counterpart of this Agreement.

                                       4

                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           WHX CORPORATION

                                           By__________________________________
                                              Title:

                                           Address:

                                           ____________________________________
                                           ____________________________________

                                           CITICORP USA, INC., as
                                           Secured Party

                                           By__________________________________
                                              Title:

                                           Address:

                                           ____________________________________
                                           ____________________________________

                                           SALOMON SMITH BARNEY INC.

                                           By___________________________________
                                              Title:

                                           Address:

                                           ____________________________________
                                           ____________________________________

                                       5